Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS REPORTS
FOURTH QUARTER AND FISCAL 2020 RESULTS

Company Reports Net Income of $1.58 Million in the June 2020 Quarter, up 101% from the June 2019 Quarter

Non-Interest Expense Declines by 32% in the June 2020 Quarter from the June 2019 Quarter

Loans Held for Investment Increase 3% to $902.8 Million from June 30, 2019

Total Deposits Increase 6% to $893.0 Million from June 30, 2019

Non-Performing Assets Decrease 21% to $4.9 Million at June 30, 2020 in Comparison to $6.2 Million at June 30, 2019

Riverside, Calif. – July 28, 2020 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced fourth quarter and full year earnings results for the fiscal year ended June 30, 2020.
            For the quarter ended June 30, 2020, the Company reported net income of $1.58 million, or $0.21 per diluted share (on 7.49 million average diluted shares outstanding), up from net income of $787,000, or $0.10 per diluted share (on 7.63 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the increase in earnings was primarily attributable to lower non-interest expenses (mainly, lower salaries and employee benefits expenses related to fewer employees and reduced incentive compensation and lower equipment expenses resulting from the scaling back of saleable single-family loan originations), partly offset by lower net interest income and a higher provision for loan losses.
“Provident is profitable, strongly capitalized and well-positioned to serve the residents and businesses of the Inland Empire.  We have been able to navigate the COVID-19 pandemic reasonably well and we will continue to operate the Company in a prudent manner,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “I specifically wish to recognize and thank our employees who are working diligently to support our customers and communities under unprecedented circumstances,” said Mr. Blunden.
Return on average assets for the fourth quarter of fiscal 2020 was 0.55 percent, up from 0.29 percent for the same period of fiscal 2019; and return on average stockholders’ equity for the fourth quarter of fiscal 2020 was 5.14 percent, up from 2.60 percent for the comparable period of fiscal 2019.
On a sequential quarter basis, the $1.58 million net income for the fourth quarter of fiscal 2020 reflects a 38 percent increase from $1.14 million in the third quarter of fiscal 2020. The increase in earnings for the fourth quarter of fiscal 2020 compared to the third quarter of fiscal 2020 was primarily attributable to decreases of $902,000 in non-interest expenses and $426,000 in the provision for loan losses, partly offset by a $600,000 reduction in net interest income. Diluted earnings per share for the fourth quarter of fiscal 2020 were $0.21 per share, up 40 percent from the $0.15 per share during the third quarter of fiscal 2020. Return on average assets was 0.55 percent for the fourth quarter of fiscal 2020 compared to 0.41 percent in the third quarter of fiscal 2020;

 and return on average stockholders’ equity for the fourth quarter of fiscal 2020 was 5.14 percent, compared to 3.70 percent for the third quarter of fiscal 2020.
For the fiscal year ended June 30, 2020 net income increased $3.27 million, or 74 percent, to $7.69 million from $4.42 million in the comparable period ended June 30, 2019; and diluted earnings per share for the fiscal year ended June 30, 2020 increased 74 percent to $1.01 per share (on 7.58 million average diluted shares outstanding) from $0.58 per share (on 7.60 million average diluted shares outstanding) for the comparable 12-month period last year. Compared to the same period last year, the increase in earnings was primarily attributable to a $16.34 million decrease in non-interest expense, partly offset by a $7.99 million decrease in non-interest income (mainly, a $7.27 million decrease in the gain on sale of loans), a $1.77 million decrease in net interest income and a $1.59 million change in the provision for loan losses to a $1.12 million provision from a $475,000 recovery. The decrease in non-interest expense was mainly attributable to the scaling back of saleable single-family loan originations resulting in an $11.24 million decrease in salaries and employee benefits expenses (primarily related to fewer employees and lower incentive compensation), a $1.57 million decrease in premises and occupancy expenses, a $1.35 million decrease in equipment expenses and a $1.19 million decrease in other operating expenses (primarily decreases in loan origination related expenses).
Net interest income decreased $1.08 million, or 12 percent, to $8.29 million in the fourth quarter of fiscal 2020 from $9.37 million for the same quarter of fiscal 2019, attributable to a decrease in the net interest margin, partly offset by a higher average interest-earning assets balance. The net interest margin during the fourth quarter of fiscal

2020 decreased 57 basis points to 2.95 percent from 3.52 percent in the same quarter last year, primarily due to a decrease in the average yield of interest-earning assets, partly offset by a much smaller decrease in the average cost of interest-bearing liabilities. The average yield on interest-earning assets decreased by 60 basis points to 3.46 percent in the fourth quarter of fiscal 2020 from 4.06 percent in the same quarter last year reflecting in part recent significant decreases in the targeted Federal Funds Rate; while the average cost of interest-bearing liabilities decreased by three basis points to 0.57 percent in the fourth quarter of fiscal 2020 from 0.60 percent in the same quarter last year. The average balance of interest-earning assets increased by $58.1 million, or five percent, to $1.12 billion in the fourth quarter of fiscal 2020 from $1.06 billion in the same quarter last year. The average balance of interest-bearing liabilities increased by $58.0 million, or six percent, to $1.01 billion in the fourth quarter of fiscal 2020 from $955.5 million in the same quarter last year.
The average balance of loans receivable (including loans held for sale in the prior year) increased by $14.7 million, or two percent, to $894.5 million in the fourth quarter of fiscal 2020 from $879.8 million in the same quarter of fiscal 2019, due to an increase in loans held for investment, partly offset by a decrease in loans held for sale. There were no loans held for sale during the fourth quarter of fiscal 2020. The average yield on loans receivable decreased by 27 basis points to 4.08 percent in the fourth quarter of fiscal 2020 from an average yield of 4.35 percent in the same quarter of fiscal 2019. Net deferred loan cost amortization in the fourth quarter of fiscal 2020 increased 22% to $495,000 from $405,000 in the same quarter of fiscal 2019 due primarily to higher loan payoffs. Total loans originated and purchased for investment in the fourth quarter of fiscal 2020 were $44.2 million, down 14 percent from $51.2 million in the same quarter of fiscal 2019. Loan principal payments received in the fourth quarter of fiscal 2020 were $56.5 million, up three percent from $54.8 million in the same quarter of fiscal 2019.
The average balance of investment securities decreased by $19.7 million, or 19 percent, to $85.3 million in the fourth quarter of fiscal 2020 from $105.0 million in the same quarter of fiscal 2019. The average yield on investment securities decreased 36 basis points to 2.16 percent in the fourth quarter of fiscal 2020 from 2.52 percent for the same quarter of fiscal 2019. The decrease in the average yield was primarily attributable to investment purchases with a lower average yield, partly offset by a lower premium amortization ($110,000 vs. $148,000).  During the fourth quarter of fiscal 2020, the Bank purchased investment securities totaling $54.1 million with an average yield of approximately 1.16%.
In the fourth quarter of fiscal 2020, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $102,000 cash dividend to the Bank on its FHLB stock, down 28 percent from $142,000 in the same quarter last year.
    The average balance of the Company’s interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, increased $63.3 million, or 88 percent, to $135.1 million in the fourth quarter of fiscal 2020 from $71.8 million in the same quarter of fiscal 2019. The average yield earned on interest-earning deposits in the fourth quarter of fiscal 2020 was 0.11 percent, down 224 basis points from 2.35 percent in the same quarter of fiscal 2019 largely as a result of decreases in the targeted Federal Funds Rate since July 2019.

Average deposits increased $21.2 million, or two percent, to $875.6 million in the fourth quarter of fiscal 2020 from $854.4 million in the same quarter of fiscal 2019, primarily due to increases in transaction accounts resulting primarily from government assistance programs related to the COVID-19 pandemic, partly offset by a managed run-off of higher cost time deposits. The average cost of deposits improved, decreasing by six basis points to 0.30 percent in the fourth quarter of fiscal 2020 from 0.36 percent in the same quarter last year.
Transaction account balances or “core deposits” increased $74.9 million, or 12 percent, to $723.0 million at June 30, 2020 from $648.1 million at June 30, 2019, while time deposits decreased $23.1 million, or 12 percent, to $170.0 million at June 30, 2020 from $193.1 million at June 30, 2019.
The average balance of borrowings, which consisted of FHLB advances, increased $36.8 million, or 36 percent, to $137.9 million while the average cost of borrowings decreased 33 basis points to 2.32 percent in the fourth quarter of fiscal 2020, compared to an average balance of $101.1 million with an average cost of 2.65 percent in the same quarter of fiscal 2019. The increase in the average balance of borrowings was primarily due to new borrowings with a lower average cost obtained during fiscal 2020.
During the fourth quarter of fiscal 2020, the Company recorded a provision for loan losses of $448,000, in contrast to a $25,000 recovery from the allowance for loan losses recorded during the same period of fiscal 2019 but lower than the provision for loan losses of $874,000 recorded in the third quarter of fiscal 2020 (sequential quarter).  The provision for loan losses in the June 2020 and March 2020 quarters was primarily due to a qualitative component established in our allowance for loan losses methodology in response to the COVID-19 pandemic and its continued and forecast adverse economic impact.
Non-performing assets, with underlying collateral located in California, decreased $1.3 million, or 21 percent, to $4.9 million, or 0.42 percent of total assets, at June 30, 2020, compared to $6.2 million, or 0.57 percent of total assets, at June 30, 2019. The non-performing loans at June 30, 2020 are comprised of 18 single-family loans ($4.9 million) and one commercial business loan ($31,000). At both June 30, 2020 and June 30, 2019, there was no real estate owned.
Net loan recoveries for the quarter ended June 30, 2020 were $7,000 or 0.00 percent (annualized) of average loans receivable, in contrast to net loan recoveries of $21,000 or 0.01 percent (annualized) of average loans receivable for the quarter ended June 30, 2019 and net loan recoveries of $15,000 or 0.01 percent (annualized) of average loans receivable for the quarter ended March 31, 2020 (sequential quarter).
Classified assets at June 30, 2020 were $14.1 million, comprised of $8.6 million of loans in the special mention category, $5.5 million of loans in the substandard category and no real estate owned; while classified assets at June 30, 2019 were $16.2 million, comprised of $8.6 million of loans in the special mention category, $7.6 million of loans in the substandard category and no real estate owned.
For the quarter ended June 30, 2020, two new loans were restructured from their original terms and classified as restructured loans. The outstanding balance of restructured loans at June 30, 2020 was $2.6 million (eight loans), down 32 percent from $3.8 million (eight loans) at June 30, 2019. As of June 30, 2020, all of the restructured loans were classified as substandard non-accrual. As of June 30, 2020, 65% or $1.7 million of the restructured loans have a current payment status.
The Bank has received numerous requests from borrowers for some type of payment relief due to the COVID-19 pandemic. Since these loans were performing loans that were current on their payments prior to the COVID-19 pandemic, these restructurings are not considered to be troubled debt restructurings at June 30, 2020 pursuant to applicable accounting guidance. The primary method of relief is to allow the borrower to defer loan payments for up to six months, although we have also waived late fees and suspended foreclosure proceedings. As of June 30, 2020, there were 48 single-family loans in forbearance with outstanding balances of approximately $19.9 million or 2.20 percent of gross loans held for investment and five multi-family and commercial real estate loans in forbearance with outstanding balances of approximately $2.7 million or 0.29 percent of gross loans held for investment.  Interest income is recognized during the forbearance period unless the loans are classified as non-performing.  After the payment deferral period (up to six months), scheduled loan payments will once again become due and payable.  The forbearance amount will be due and payable in full as a balloon payment at the end of the loan term or sooner if the loan becomes due and payable in full at an earlier date. In addition, as of June 30, 2020, the Bank had pending requests for payment relief for an additional seven loans totaling approximately $3.0 million. The Company believes the steps it is taking are necessary to effectively manage the loan portfolio and assist its customers through the ongoing uncertainty surrounding the duration, impact and government response to the COVID-19 pandemic.

The allowance for loan losses was $8.3 million at June 30, 2020, or 0.91 percent of gross loans held for investment, compared to $7.1 million at June 30, 2019, or 0.80 percent of gross loans held for investment. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at June 30, 2020 under the incurred loss methodology.
Non-interest income decreased by $310,000, or 24 percent, to $1.01 million in the fourth quarter of fiscal 2020 from $1.32 million in the same period of fiscal 2019, primarily due to decreases in deposit account fees and card and processing fees reflecting reduced transactions as a result of the COVID-19 pandemic. On a sequential quarter basis, non-interest income decreased $96,000, or nine percent, primarily as a result of a decrease in deposit account fees.
Non-interest expenses decreased $3.06 million, or 32 percent, to $6.60 million in the fourth quarter of fiscal 2020 from $9.66 million in the same quarter last year resulting primarily from the scaling back of saleable single-family loan originations.  The decrease was due primarily to lower salaries and employee benefits expenses resulting from fewer employees and lower incentive compensation and, to a lesser extent, reductions in equipment expenses, premises and occupancy expenses and professional expenses. On a sequential quarter basis, non-interest expenses decreased $902,000 or 12 percent to $6.60 million from $7.51 million, primarily due to lower salaries and employee benefits expenses resulting from fewer employees and lower incentive compensation.

The Company’s efficiency ratio in the fourth quarter of fiscal 2020 was 71 percent, improving from 90 percent in the same quarter last year and 75 percent in the third quarter of fiscal 2020 (sequential quarter).
The Company’s provision for income tax was $660,000 for the fourth quarter of fiscal 2020, up 148 percent from $266,000 in the same quarter last year primarily due to higher pre-tax income. The effective tax rate in the fourth quarter of fiscal 2020 was 29.41%. The Company believes that the tax provision recorded in the fourth quarter of fiscal 2020 reflects its current federal and state income tax obligations.
The Company did not repurchase any shares of its common stock during the quarter ended June 30, 2020. As of June 30, 2020, a total of 371,815 shares or 100 percent of the shares authorized for repurchase under the April 2020 stock repurchase plan are available to purchase.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Wednesday, July 29, 2020 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-844-291-6362 and referencing access code number 6176327.  An audio replay of the conference call will be available through Wednesday, August 5, 2020 by dialing 1-866-207-1041 and referencing access code number 2795378.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to the effect of the COVID-19 pandemic, including on Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes,; including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Assets
Cash and cash equivalents	$116,034	$84,250	$48,233	$54,515	$70,632
Investment securities – held to maturity, at cost	118,627	69,482	77,161	85,088	94,090
Investment securities - available for sale, at fair value	4,717	4,828	5,237	5,517	5,969
Loans held for investment, net of allowance for loan losses of $8,265; $7,810; $6,921; $6,929 and $7,076, respectively; includes $2,258; $3,835; $4,173; $4,386 and $5,094 at fair value, respectively	902,796	914,307	941,729	924,314	879,925
Accrued interest receivable	3,271	3,154	3,292	3,380	3,424
FHLB – San Francisco stock	7,970	8,199	8,199	8,199	8,199
Premises and equipment, net	10,254	10,606	10,967	11,215	8,226
Prepaid expenses and other assets	13,168	12,741	12,569	13,068	14,385

Total assets	$1,176,837	$1,107,567	$1,107,387	$1,105,296	$1,084,850

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$118,771	$86,585	$85,846	$85,338	$90,184
Interest-bearing deposits	774,198	749,246	747,804	746,398	751,087
Total deposits	892,969	835,831	833,650	831,736	841,271

Borrowings	141,047	131,070	131,085	131,092	101,107
Accounts payable, accrued interest and other liabilities	18,845	17,508	18,876	20,299	21,831
Total liabilities	1,052,861	984,409	983,611	983,127	964,209

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-	-	-
Common stock, $.01 par value (40,000,000
   shares authorized; 18,097,615; 18,097,615;
   18,097,615; 18,091,865 and 18,081,365
   shares issued, respectively; 7,436,315;
   7,436,315; 7,483,071; 7,479,682 and
   7,486,106 shares outstanding, respectively)

	181	181	181	181	181
Additional paid-in capital	95,593	95,355	95,118	94,795	94,351
Retained earnings	194,345	193,802	193,704	192,354	190,839
Treasury stock at cost (10,661,300; 10,661,300; 10,614,544; 10,612,183 and 10,595,259 shares, respectively)
	(166,247)	(166,247)	(165,360)	(165,309)	(164,891)
Accumulated other comprehensive income, net of tax	104	67	133	148	161

Total stockholders’ equity	123,976	123,158	123,776	122,169	120,641

Total liabilities and stockholders’ equity	$1,176,837	$1,107,567	$1,107,387	$1,105,296	$1,084,850

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended June 30,		Fiscal Year Ended June 30,

	2020	2019	2020	2019
Interest income:
Loans receivable, net	$ 9,128	$ 9,576	$ 39,145	$ 40,092
Investment securities	461	661	2,120	2,042
FHLB – San Francisco stock	102	142	534	707
Interest-earning deposits	36	426	657	1,537
Total interest income	9,727	10,805	42,456	44,378

Interest expense:
Checking and money market deposits	91	101	424	428
Savings deposits	100	135	496	572
Time deposits	452	530	2,023	2,381
Borrowings	794	669	3,112	2,827
Total interest expense	1,437	1,435	6,055	6,208

Net interest income	8,290	9,370	36,401	38,170
Provision (recovery) for loan losses	448	(25)	1,119	(475)
Net interest income, after provision (recovery) for loan losses	7,842	9,395	35,282	38,645

Non-interest income:
Loan servicing and other fees	188	188	819	1,051
(Loss) gain on sale of loans, net	(17)	21	(132)	7,135
Deposit account fees	289	443	1,610	1,928
Card and processing fees	333	405	1,454	1,568
Other	212	258	769	829
Total non-interest income	1,005	1,315	4,520	12,511

Non-interest expense:
Salaries and employee benefits	3,963	5,396	18,913	30,149
Premises and occupancy	862	1,133	3,465	5,038
Equipment	274	1,141	1,129	2,474
Professional expenses	349	493	1,439	1,864
Sales and marketing expenses	267	312	773	980
Deposit insurance premiums and regulatory assessments	130	129	227	590
Other	758	1,053	2,954	4,141
Total non-interest expense	6,603	9,657	28,900	45,236

Income before taxes	2,244	1,053	10,902	5,920
Provision for income taxes	660	266	3,213	1,503
Net income	$ 1,584	$ 787	$ 7,689	$ 4,417

Basic earnings per share	$ 0.21	$ 0.10	$ 1.03	$ 0.59
Diluted earnings per share	$ 0.21	$ 0.10	$ 1.01	$ 0.58
Cash dividends per share	$ 0.14	$ 0.14	$ 0.56	$ 0.56

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarters (Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Interest income:
Loans receivable, net	$ 9,128	$ 9,622	$ 10,320	$ 10,075	$ 9,576
Investment securities	461	478	567	614	661
FHLB – San Francisco stock	102	144	145	143	142
Interest-earning deposits	36	186	189	246	426
Total interest income	9,727	10,430	11,221	11,078	10,805

Interest expense:
Checking and money market deposits	91	106	117	110	101
Savings deposits	100	131	131	134	135
Time deposits	452	509	530	532	530
Borrowings	794	794	804	720	669
Total interest expense	1,437	1,540	1,582	1,496	1,435

Net interest income	8,290	8,890	9,639	9,582	9,370
Provision (recovery) for loan losses	448	874	(22)	(181)	(25)
Net interest income, after provision (recovery) for loan losses	7,842	8,016	9,661	9,763	9,395

Non-interest income:
Loan servicing and other fees	188	131	367	133	188
(Loss) gain on sale of loans, net	(17)	14	(43)	(86)	21
Deposit account fees	289	423	451	447	443
Card and processing fees	333	360	371	390	405
Other	212	173	198	186	258
Total non-interest income	1,005	1,101	1,344	1,070	1,315

Non-interest expense:
Salaries and employee benefits	3,963	4,966	4,999	4,985	5,396
Premises and occupancy	862	845	880	878	1,133
Equipment	274	314	262	279	1,141
Professional expenses	349	351	331	408	493
Sales and marketing expenses	267	177	212	117	312
Deposit insurance premiums and regulatory assessments	130	54	59	(16)	129
Other	758	798	811	587	1,053
Total non-interest expense	6,603	7,505	7,554	7,238	9,657

Income before taxes	2,244	1,612	3,451	3,595	1,053
Provision for income taxes	660	467	1,053	1,033	266
Net income	$ 1,584	$ 1,145	$ 2,398	$ 2,562	$ 787

Basic earnings per share	$ 0.21	$ 0.15	$ 0.32	$ 0.34	$ 0.10
Diluted earnings per share	$ 0.21	$ 0.15	$ 0.31	$ 0.33	$ 0.10
Cash dividends per share	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.14

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information)
	Quarter Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
SELECTED FINANCIAL RATIOS:
Return on average assets	0.55%	0.29%	0.69%	0.39%
Return on average stockholders’ equity	5.14%	2.60%	6.26%	3.63%
Stockholders’ equity to total assets	10.53%	11.12%	10.53%	11.12%
Net interest spread	2.89%	3.46%	3.30%	3.40%
Net interest margin	2.95%	3.52%	3.36%	3.47%
Efficiency ratio	71.04%	90.38%	70.62%	89.26%
Average interest-earning assets to average interest-bearing liabilities	110.80%	111.45%	111.32%	111.14%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.21	$ 0.10	$ 1.03	$ 0.59
Diluted earnings per share	$ 0.21	$ 0.10	$ 1.01	$ 0.58
Book value per share	$ 16.67	$ 16.12	$ 16.67	$ 16.12
Shares used for basic EPS computation	7,436,315	7,496,457	7,467,577	7,484,925
Shares used for diluted EPS computation	7,485,019	7,626,661	7,576,182	7,596,268
Total shares issued and outstanding	7,436,315	7,486,106	7,436,315	7,486,106

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$ 11,206	$ 31,982	$ 107,160	$ 88,666
Multi-family	32,876	14,513	122,366	58,836
Commercial real estate	-	2,882	14,468	16,559
Construction	-	1,846	3,983	7,159
Other	143	1,846	143	7,159
Consumer loans	-	-	1	-
Total loans originated and purchased for investment	$ 44,225	$ 51,223	$ 248,121	$ 171,220

LOANS ORIGINATED FOR SALE:
Retail originations	$ -	$ 9,593	$ -	$ 296,992
Wholesale originations	-	4,057	-	170,102
Total loans originated for sale	$ -	$ 13,650	$ -	$ 467,094

LOANS SOLD:
Servicing released	$ -	$ 40,956	$ -	$ 551,754
Servicing retained	-	2,003	-	7,196
Total loans sold	$ -	$ 42,959	$ -	$ 558,950

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	06/30/20	03/31/20	12/31/19	09/30/19	06/30/19
SELECTED FINANCIAL RATIOS:
Return on average assets	0.55%	0.41%	0.87%	0.95%	0.29%
Return on average stockholders’ equity	5.14%	3.70%	7.81%	8.46%	2.60%
Stockholders’ equity to total assets	10.53%	11.12%	11.18%	11.05%	11.12%
Net interest spread	2.89%	3.23%	3.53%	3.58%	3.46%
Net interest margin	2.95%	3.30%	3.59%	3.64%	3.52%
Efficiency ratio	71.04%	75.12%	68.78%	67.95%	90.38%
Average interest-earning assets to average interest-bearing liabilities	110.80%	111.39%	111.43%	111.61%	111.45%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.21	$ 0.15	$ 0.32	$ 0.34	$ 0.10
Diluted earnings per share	$ 0.21	$ 0.15	$ 0.31	$ 0.33	$ 0.10
Book value per share	$ 16.67	$ 16.56	$ 16.54	$ 16.33	$ 16.12
Average shares used for basic EPS	7,436,315	7,468,932	7,482,300	7,482,435	7,496,457
Average shares used for diluted EPS	7,485,019	7,590,348	7,658,050	7,647,763	7,626,661
Total shares issued and outstanding	7,436,315	7,436,315	7,483,071	7,479,682	7,486,106

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$ 11,206	$ 9,654	$ 52,671	$ 33,629	$ 31,982
Multi-family	32,876	12,850	20,164	56,476	14,513
Commercial real estate	-	5,570	6,479	2,419	2,882
Construction	-	774	2,313	896	1,846
Other	143	-	-	-	-
Consumer loans	-	-	1	-	-
Total loans originated and purchased for investment	$ 44,225	$ 28,848	$ 81,628	$ 93,420	$ 51,223

LOANS ORIGINATED FOR SALE:
Retail originations	$ -	$ -	$ -	$ -	$ 9,593
Wholesale originations	-	-	-	-	4,057
Total loans originated for sale	$ -	$ -	$ -	$ -	$ 13,650

LOANS SOLD:
Servicing released	$ -	$ -	$ -	$ -	$ 40,956
Servicing retained	-	-	-	-	2,003
Total loans sold	$ -	$ -	$ -	$ -	$ 42,959

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of	As of	As of	As of	As of
	06/30/20	03/31/20	12/31/19	09/30/19	06/30/19
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$ 270	$ 250	$ 250	$ 250	$ 250
Allowance for loan losses	$ 8,265	$ 7,810	$ 6,921	$ 6,929	$ 7,076
Non-performing loans to loans held for investment, net	0.55%	0.40%	0.36%	0.57%	0.71%
Non-performing assets to total assets	0.42%	0.33%	0.31%	0.47%	0.57%
Allowance for loan losses to gross loans held
for investment	0.91%	0.85%	0.73%	0.74%	0.80%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	0.00%	(0.01)%	(0.01)%	(0.02)%	(0.01)%
Non-performing loans	$ 4,924	$ 3,635	$ 3,427	$ 5,230	$ 6,218
Loans 30 to 89 days delinquent	$ 219	$ 2,827	$ 986	$ 990	$ 665

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	06/30/20	03/31/20	12/31/19	09/30/19	06/30/19
Provision (recovery) for loan losses	$ 448	$ 874	$ (22)	$ (181)	$ (25)
Net loan charge-offs (recoveries)	$ (7)	$ (15)	$ (14)	$ (34)	$ (21)

	As of	As of	As of	As of	As of
	06/30/20	03/31/20	12/31/19	09/30/19	06/30/19
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.13%	10.36%	10.24%	10.21%	10.50%
Common equity tier 1 capital ratio	17.51%	17.26%	16.62%	16.32%	18.00%
Tier 1 risk-based capital ratio	17.51%	17.26%	16.62%	16.32%	18.00%
Total risk-based capital ratio	18.76%	18.45%	17.65%	17.37%	19.13%

	As of June 30,
	2020		2019
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$800	1.53%	$800	2.63%
U.S. SBA securities	2,064	0.60	2,896	2.85
U.S. government sponsored enterprise MBS	115,763	1.85	90,394	2.84
Total investment securities held to maturity	$118,627	1.83%	$94,090	2.84%

Available for sale (at fair value):
U.S. government agency MBS	$2,943	3.32%	$3,613	3.86%
U.S. government sponsored enterprise MBS	1,577	3.75	2,087	4.75
Private issue collateralized mortgage obligations	197	3.70	269	4.66
Total investment securities available for sale	$4,717	3.48%	$5,969	4.21%

Total investment securities	$123,344	1.89%	$100,059	2.92%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of June 30,
	2020		2019
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$298,810	4.04%	$324,952	4.50%
Multi-family (5 or more units)	491,903	4.24	439,041	4.52
Commercial real estate	105,235	4.75	111,928	4.92
Construction	7,801	6.35	4,638	7.34
Other	143	5.25	167	6.50
Commercial business	480	5.99	478	6.72
Consumer	94	15.00	134	15.50
Total loans held for investment	904,466	4.25%	881,338	4.58%

Advance payments of escrows	68		53
Deferred loan costs, net	6,527		5,610
Allowance for loan losses	(8,265)		(7,076)
Total loans held for investment, net	$902,796		$879,925

Purchased loans serviced by others included above	$23,899	3.71%	$33,934	3.78%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of June 30,
	2020		2019
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:
Checking accounts – non interest-bearing	$118,771	-%	$90,184	-%
Checking accounts – interest-bearing	290,463	0.10	257,909	0.12
Savings accounts	273,769	0.13	264,387	0.20
Money market accounts	39,989	0.22	35,646	0.28
Time deposits	169,977	0.95	193,145	1.12
Total deposits	$892,969	0.26%	$841,271	0.37%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	-	-
Over three to six months	15,000	2.62	-	-
Over six months to one year	15,000	2.52	-	-
Over one year to two years	31,047	1.90	20,000	3.85
Over two years to three years	30,000	1.92	21,107	2.06
Over three years to four years	30,000	2.25	10,000	2.25
Over four years to five years	20,000	2.70	30,000	2.25
Over five years	-	-	20,000	2.70
Total borrowings	$141,047	2.23%	$101,107	2.62%

(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	Quarter Ended		Quarter Ended
	June 30, 2020		June 30, 2019
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:
Held to maturity:
Loans receivable, net (2)	$894,522	4.08%	$879,835	4.35%
Investment securities	85,255	2.16	105,024	2.52
FHLB – San Francisco stock	8,020	5.09	8,199	6.93
Interest-earning deposits	135,138	0.11	71,768	2.35
Total interest-earning assets	$1,122,935	3.46%	$1,064,826	4.06%
Total assets	$1,154,834		$1,095,818

Deposits	$875,628	0.30%	$854,359	0.36%
Borrowings	137,871	2.32	101,112	2.65
Total interest-bearing liabilities	$1,013,499	0.57%	$955,471	0.60%
Total stockholders’ equity	$123,256		$121,129

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for sale at fair value for the quarter ended June 30, 2019.

	Fiscal Year Ended		Fiscal Year Ended
	June 30, 2020		June 30, 2019
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:
Held to maturity:
Loans receivable, net (2)	$915,353	4.28%	$926,003	4.33%
Investment securities	86,761	2.44	97,870	2.09
FHLB – San Francisco stock	8,155	6.55	8,199	8.62
Interest-earning deposits	71,766	0.90	67,816	2.24
Total interest-earning assets	$1,082,035	3.92	$1,099,888	4.03%
Total assets	$1,113,755		$1,130,666

Deposits	$844,148	0.35%	$880,118	0.38%
Borrowings	127,882	2.43	109,558	2.58
Total interest-bearing liabilities	$972,030	0.62	$989,676	0.63%
Total stockholders’ equity	$122,757		$121,702

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for sale at fair value for the fiscal year ended June 30, 2019.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality(1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	06/30/20	03/31/20	12/31/19	09/30/19	06/30/19
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$2,281	$1,875	$1,607	$2,737	$3,315
Construction	-	-	-	1,139	971
Total	2,281	1,875	1,607	3,876	4,286

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	2,612	1,726	1,783	1,316	1,891
Commercial business loans	31	34	37	38	41
Total	2,643	1,760	1,820	1,354	1,932

Total non-performing loans	4,924	3,635	3,427	5,230	6,218

Real estate owned, net	-	-	-	-	-
Total non-performing assets	$4,924	$3,635	$3,427	$5,230	$6,218

(1) The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value adjustments.